     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1996

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                   AMRE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                     75-2041737
   (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

     8585 N. STEMMONS FREEWAY
           SOUTH TOWER
          DALLAS, TEXAS                                      75247
      (ADDRESS OF PRINCIPAL                               (ZIP CODE)
        EXECUTIVE OFFICES)

             1993 STOCK COMPENSATION PLAN, 1989 STOCK OPTION PLAN,
         1985 STOCK OPTION PLAN AND OUTSIDE DIRECTORS STOCK OPTION PLAN
          PURSUANT TO THE MERGER AGREEMENT DATED OCTOBER 31, 1995 WITH
                         FACELIFTERS HOME SYSTEMS, INC.
                                      AND
                        WRITTEN CONTRACTS WITH CURRENT
                            OFFICERS AND DIRECTORS
                            (FULL TITLE OF THE PLAN)

                                ROBERT M. SWARTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            8585 N. STEMMONS FREEWAY
                                  SOUTH TOWER
                              DALLAS, TEXAS  75247
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (214) 658-6300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                            Proposed Maximum
                                                         Proposed Maximum       Aggregate        Amount of
          Title of Securities            Amount to be     Offering Price        Offering       Registration
           to be Registered               Registered        Per Share             Price             Fee
- ------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value
 ("Common Stock")  . . . . . . . . . .     407,791(1)     $  5.97(3)         $2,434,512.20(3)   $  839.49
- ------------------------------------------------------------------------------------------------------------
 Common Stock  . . . . . . . . . . . .   1,000,000(2)     $4.6125(3)         $   4,612,500(3)   $1,590.52
============================================================================================================

1. Issuable upon exercise of options previously granted under the stock option plans of Facelifters Home Systems, Inc.
2.  Issuable to current Officers and Directors pursuant to written contracts.
3. Based upon a weighted average of the price at which the options may be exercised solely for the purpose of calculating the registration fee.
                             ----------------------

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION; AND ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Not required to be included herewith.

    The documents constituting Part I of this Registration Statement will be sent or given to employees and directors of Facelifters Home Systems, Inc. ("Facelifters") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by AMRE, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which includes the consolidated balance sheets of the Company as of December 31, 1994 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 1993, 1994 and 1995, together with the report of the Company's independent public accountants contained therein.

         (2) The Company's Proxy Statement dated April 26, 1996, relating to the Annual Meeting of Stockholders to be held May 29, 1996.

         (3) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (No. 33-11358) filed with the Commission on January 16, 1987, as amended by Amendment No. 1 thereto filed with the Commission on February 23, 1987, the Company's registration statement filed pursuant to Rule 462(b) and the Final Prospectus.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the Company's Certificate of Incorporation (the "AMRE Certificate"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law (the "Delaware Act"). Specifically, a director of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability resulting from (i) any breach of the director's duty of loyalty to the respective corporation or its stockholders,
(ii) act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Act or (iv) any transaction from which the director derived an improper personal benefit. These provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. The inclusion of the above provisions in the AMRE Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the respective corporation and its stockholders.

    Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

    Article 9 of the AMRE Certificate and Article 11 of the Bylaws of the Company (the "AMRE Bylaws") provide for indemnification of directors and officers, and Section 11.8 of the AMRE Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers.

    Article 11 of the AMRE Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

    The right to indemnification under Article 11 of the AMRE Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by the Company the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the AMRE Bylaws or otherwise.

    Finally, individual Indemnification Agreements have been entered into between the Company and each director of the Company which contractually obligate the Company to provide to the directors (i) indemnification, (ii) insurance and (iii) additional indemnification. The Indemnification Agreements are for an unspecified period of time and are intended to indemnify and hold harmless each director to the fullest extent permitted or authorized by applicable law and the AMRE Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    See Index to Exhibits, attached hereto.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) - (d)  Not required.

    (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (f) - (g)  Not required.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (i) - (j)  Not required.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 26, 1996.

                                        AMRE, INC.



                                        By: /s/ ROBERT M. SWARTZ
                                           -------------------------------------
                                           Robert M. Swartz
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of Robert M. Swartz and C. Curtis Everett, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any and all amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto and any regulatory authority, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                    Title                          Date
                 ---------                                    -----                          ----
       /s/ JOHN D. SNODGRASS                          Chairman of the Board             April 26, 1996
- ------------------------------------------            and Director
           John D. Snodgrass

       /s/ ROBERT M. SWARTZ                           Chief Executive Officer           April 26, 1996
- ------------------------------------------            and Director
           Robert M. Swartz

       /s/ RONALD L. BLIWAS                           Director                          April 26, 1996
- ------------------------------------------
           Ronald L. Bliwas

       /s/ DENNIS S. BOOKSHESTER                      Director                          April 26, 1996
- ------------------------------------------
           Dennis S. Bookshester

                 Signature                                  Title                            Date
                 ---------                                  -----                            ----
         /s/ ARTHUR P. FRIGO                          Director                          April 26, 1996
- ------------------------------------------
             Arthur P. Frigo

         /s/ STEPHEN P. HOLMES                        Director                          April 26, 1996
- ------------------------------------------
             Stephen P. Holmes

         /s/ JACK L. MACDONALD                        Director                          April 26, 1996
- ------------------------------------------
             Jack L. MacDonald

         /s/ DAVID L. MOORE                           Director                          April 26, 1996
- ------------------------------------------
             David L. Moore

         /s/ ROBERT W. PITTMAN                        Director                          April 26, 1996
- ------------------------------------------
             Robert W. Pittman

         /s/ SHELDON I. STEIN                         Director                          April 26, 1996
- ------------------------------------------
             Sheldon I. Stein

         /s/ JOHN S. VANECKO                          Principal Financial and           April 26, 1996
- ------------------------------------------            Accounting Officer
             John S. Vanecko

                               INDEX TO EXHIBITS


EXHIBIT                                                          SEQUENTIALLY
NUMBER                              EXHIBIT                      NUMBERED PAGE
- ------                              -------                      --------------
4.1          Rights Agreement, dated as of November 13, 1992,
             by and between the Company and the Bank of New
             York, as successor Rights Agent to The Frost
             National Bank of San Antonio, as Rights Agent
             (incorporated by reference to Exhibit 1 to the
             Company's Registration Statement on Form 8-A,
             dated November 19, 1992).

5*           Opinion regarding legality.

23.1*        Consent of Arthur Andersen LLP.

23.2*        Consent of Akin, Gump, Strauss, Hauer & Feld,
             L.L.P. (included in the Exhibit 5 opinion filed herewith).

24*          Power of Attorney (included on Pages S-1 through
             S-2 of this Registration Statement).

27*          Financial Data Schedule.

*            Filed herewith.





                                      E-1